Exhibit 2.1

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (“Amendment No. 1”) is made as of August 3, 2014, by and among Vestis Retail Group, LLC, a Delaware limited liability company, (“Parent”), Everest Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Sport Chalet, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement and Plan of Merger, dated June 30, 2014, by and among Parent, Merger Sub and the Company (as amended, the “Merger Agreement”).

WHEREAS, the parties hereto have entered into the Merger Agreement providing for, among other things, the tender offer by Parent and Merger Sub for all outstanding shares of Company Common Stock and the merger of Merger Sub with and into the Company in accordance with the Merger Agreement; and

WHEREAS, the parties hereto desire to amend the Merger Agreement in accordance with Section 10.8 thereof and in the manner set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The first sentence of Section 2.1(d) is hereby deleted in its entirety and replaced with the following:

“The Offer shall initially be scheduled to expire at midnight, New York City time, at the end of August 15, 2014 (such date and time being the “Initial Offer Expiration Time”).”

2. Miscellaneous.

(a) Reference to and Effect on the Merger Agreement. Except as expressly modified by Section 1 of this Amendment No. 1, the Merger Agreement shall continue and remain in full force and effect in accordance with its terms. All references to the Merger Agreement shall hereafter mean the Merger Agreement as amended by this Amendment No. 1.

(b) Counterparts. The parties may sign this Amendment No. 1 in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. The parties agree that delivery of this Amendment No. 1 may be effected by means of an exchange of facsimile or other electronic copies.

(c) Governing Law. The Laws of the State of Delaware, without giving effect to principles of conflict of Laws, govern all matters arising out of or relating to this Amendment No. 1 and all of the transactions it contemplates.

(d) Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of any state or federal court located in New Castle County, Delaware for the purposes of any Action arising out of this Amendment No. 1, and agrees to commence any such Action only in such courts. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any such Action. Each party irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Amendment No. 1 in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT NO. 1 OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(e) This Amendment No. 1 shall be governed and construed in accordance with Article X of the Merger Agreement.

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed and delivered by the parties hereto as of the date first written above.

VESTIS RETAIL GROUP, LLC

By:	/s/ William R. Quinn
	Name:	William R. Quinn
	Title:	Authorized Person

EVEREST MERGER SUB, INC.

By:	/s/ Paul Halpern
	Name:	Paul Halpern
	Title:	President

SPORT CHALET, INC.

By:	/s/ Craig Levra
	Name:	Craig Levra
	Title:	Chairman & Chief Executive Officer

[Signature Page to Amendment No. 1 to Merger Agreement]